SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report October 18, 2002
(Date of Earliest event reported)

First Northern Community Bancorp
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code	)

(707) 678-3041
(Registrant’s telephone number, including area code)

Item 5.    Other Events

Press release on the following article:

Contact:	Kimberly A. DeBra	October 18, 2002
Vice President/Marketing
	& Corporate Communications	FOR IMMEDIATE RELEASE
FIRST NORTHERN BANK
P.O. Box 547
Dixon, California
(707) 678-3041

First Northern Bank Now Open In Downtown Sacramento

First Northern Bank today announced it has opened its tenth full service branch, located at 700 J Street in downtown Sacramento. Expansion into the Sacramento area will allow First Northern Bank to continue to serve area businesses and their employees with the convenience of a state-of-the-art facility in the heart of the city’s business community.

Occupying 4,300 square feet of the first floor and mezzanine of the historic Capital National Bank Building, the facility features a sit-down teller line, a full-motion video ATM located just inside the J Street entrance, and a large flat-screen television displaying such information as current news, weather and financial market reports. In addition to traditional banking services, First Northern Bank also offers investment and brokerage services, asset management and trust services, real estate mortgage loans, and SBA loans at the new location. While equipped with many state-of-the-art features, the Bank has preserved much of the building’s historical charm with its high ceilings, marble and brass fixtures, oak moldings, etched glass, and beautiful arched windows.

Steve Oren will serve as Vice President/Manager of the Sacramento Branch, after having managed the West Sacramento Branch for the past 11 years. Oren brings with him extensive bank management and commercial lending expertise. Paul Kolarik, previously Vice President/Commercial Loan Officer at the West Sacramento Branch, will fill the position of Branch Manager in West Sacramento. Kolarik, who joined the bank in 1998, has over 24 years experience in the business and financial services industry.

The opening of the Sacramento Branch marks the fourth First Northern Bank office to open its doors within the past year. As part of its planned expansion efforts, First Northern Bank has opened a Real Estate Loan Office in Roseville (opened December 10, 2001), a satellite office of its Davis Branch inside the University Retirement Community in Davis (opened November 2, 2001), and a full service banking and investment office in Suisun City (opened March 18, 2002).

First Northern Bank, established in 1910, is a community-based bank headquartered in Solano County with branch offices strategically located to serve businesses and individuals in the communities of Sacramento, West Sacramento, Davis, Woodland, Dixon, Winters, Fairfield, Vacaville, and Suisun City. The Bank has

Real Estate Loan Offices in Davis, Roseville, El Dorado Hills and Vacaville, and an SBA Loan Department, Asset Management and Trust Department, and Investment and Brokerage Services Department in Sacramento. Information on the First Northern Bank’s stock can be obtained on the OTC Bulletin Board under the ticker symbol FNRN. The Bank can be found on the Web at www.thatsmybank.com.

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First Northern’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2002	First Northern Community Bancorp
(Registrant)

/s/ Louise A. Walker

By: Louise A. Walker
Senior Vice President
Chief Financial Officer